EXHIBIT 10.1

FORM OF

RESTRICTED STOCK AWARD

RESTRICTED STOCK AWARD AGREEMENT dated as of ____________, between Wireless Ronin Technologies, Inc., a Minnesota corporation (the "Corporation"), and ____________, an _______ of the Corporation (the "Holder").

WHEREAS, _____________________;

WHEREAS, the Board of Directors of the Corporation has established and the shareholders have approved the Corporation's 2006 Equity Incentive Plan (the "Plan"); and

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the "Committee"), in accordance with the provisions of the Plan, has determined that the Holder is entitled to a Restricted Stock Award under the Plan;

NOW, THEREFORE, in consideration of the foregoing and the Holder's acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:

1. Grant; Shares.  The Corporation hereby grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, ______ shares of Common Stock of the Corporation on the terms and conditions herein set forth (the "Restricted Shares").

2. Rights During Restriction Period.  The certificates representing the Restricted Shares shall be registered in the name of a nominee for the benefit of the Holder and retained in the custody of the Corporation until such time as they are delivered to the Holder or forfeited to the Corporation in accordance with the terms hereof  (the "Restriction Period").  During the Restriction Period, the Holder will be entitled to vote the Restricted Shares.  In addition, any dividends paid on the Restricted Shares shall, at the option of the Corporation, either be (a) paid to the Holder in cash as additional compensation, or (b) invested in additional shares of Common Stock held in custody for the Holder, subject to the same restrictions as the Restricted Shares, and to be delivered with the Restricted Shares.  Such additional shares of Common Stock shall be deemed to be included in the definition of "Restricted Shares".

3. Delivery of the Restricted Shares; Vesting.  If the Holder is an employee, then he or she shall have been continuously in the employment of the Corporation through the close of business on _________, and _______________________________________, the Corporation shall deliver to the Holder at that time a certificate, registered in the name of the Holder and free of restrictions hereunder, representing the total number of Restricted Shares granted to the Holder pursuant to this Agreement.  No payment shall be required from the Holder in connection with any delivery to the Holder of shares hereunder.

4. Events Causing Delivery/Vesting.  In the event of the termination of the Holder's employment with the Corporation by reason of (a) the Holder's Retirement at a time when the Holder is at least 55 years of age, if Corporation approved, (b) the death of the Holder, (c) Holder’s employment with the Corporation is terminated by the Corporation without “Cause” as defined in his or her Employment Agreement with the Corporation, or (d) if Holder dies and if there then remain any undelivered Restricted Shares subject to restrictions hereunder, then such restrictions shall be deemed to have lapsed and the certificates for the remaining Restricted Shares shall forthwith be delivered to the Holder (or the legatees under the last will of the Holder, or to the personal representatives or distributees of the Holder).

5. Disability; Vesting.  In the event of the termination of the Holder's employment or other relationship with the Corporation by reason of the permanent and total disability of the Holder (within the meaning of Section 22(e)(3) of the Code), and if there then remain any undelivered Restricted Shares subject to restrictions hereunder, then the Restricted Shares shall continue to vest until such restrictions shall be deemed to have lapsed.

6. Key Holder.  Should the Holder be a key employee as that term in defined in Section 416 of the Internal Revenue Code, any payment hereunder resulting from termination of employment pursuant to Section 4 or 5 shall be deferred until the later of six months from the date of the Holder's termination of employment or the date all restrictions applying to this award lapse.

7. Termination of Employment; Forfeiture.  Except as provided in Sections 4 and 5, if the Holder ceases to be an employee of the Corporation during the Restriction Period, if an employee, or otherwise terminates his or her relationship with the Corporation, then the Restricted Shares to which the Holder has not theretofore become entitled pursuant to Section 3 shall be forfeited, and all rights of the Holder in and to such Restricted Shares shall lapse.  In addition, the Committee shall from time to time determine in its sole discretion whether any period of nonactive employment, including authorized leaves of absence, or absence by reason of military or governmental service, shall constitute termination of employment for the purposes of this Section.

8. Corporation Rights to Terminate Employment.  The granting of this Restricted Stock Award shall not in any way prohibit or restrict the right of the Corporation to terminate the Holder's employment or other relationship between the Holder and the Corporation at any time, for any reason.  The Holder shall have no right to any prorated portion of the Restricted Shares otherwise deliverable to the Holder on the anniversary hereof next following a termination of employment (whether voluntary or involuntary) in respect of a partial year of employment.

9. Rights While Shares in Custody.  Shares of Common Stock held in custody for the Holder pursuant to this Agreement may not, before being vested, be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Holder and shall not be subject to execution, attachment or similar process.

10. Listing, Registration or Qualification; Delay of Delivery.  This Agreement and each and every obligation of the Corporation relating to the Restricted Stock Award hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Holder may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

11. Payment; Taxes.  Any payment required under this Agreement shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and the Corporation and the Holder shall use their best efforts to satisfy promptly all such requirements, as applicable.  In addition to amounts in respect of taxes which the Corporation shall be required by law to deduct or withhold from any dividend payments on the Restricted Shares covered hereby, the Corporation may defer making any delivery of Restricted Shares under this Agreement until completion of arrangements satisfactory to the Corporation for the payment of any applicable taxes, whether through share withholding provided for by the Plan or otherwise.

12. Change in Control.  In the event of a "change in control," as that term is defined in the Plan, then the Holder shall have all the rights specified in Section 14(a) of the Plan, which shall include the immediate lapsing of all restrictions on the Restricted Stock Award.  Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan, the terms and conditions of which shall constitute an integral part hereof.  For all purposes of this Agreement, references to employment with the Corporation shall include employment with any of the Corporation's subsidiaries.

13. Misconduct Constituting “Cause.”  If the Committee determines that the Holder has committed an act of misconduct which may constitute Cause (as defined in the Plan), it may suspend the Holder's right to exercise this award pending a determination by the Committee.  If the Committee determines that the Holder’s misconduct constituted Cause, neither the Holder nor the Holder's estate shall be entitled to exercise any awards whatsoever and all rights under this Agreement are forfeited immediately.

14. Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

15. Registration of the Shares.  Neither this award nor the Shares has been registered under the Securities Act of 1933, as amended.  Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Holder may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16. Definitions.  Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan, the terms and conditions of which shall constitute an integral part hereof.  For all purposes of this Agreement, references to employment with the Company shall include employment with any of the Company's subsidiaries.

17. Notices.  Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Treasurer of the Corporation at its principal office and to the Holder at his address as shown on the Corporation's payroll records, or to such other address as the Holder by notice to the Corporation may designate in writing from time to time.

18. Right to Continue Employment.  Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or interfere in any way with the right of the Corporation to terminate the Holder's employment or other relationship with the Corporation at any time; confer on the Holder any of the rights of a shareholder with respect to any of the shares subject to the Restricted Shares until such shares shall be issued once the restrictions lapse; affect the Holder's right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other Holder benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder's rights under the Restricted Shares.

WIRELESS RONIN TECHNOLOGIES, INC.

By:
Its:

ACCEPTED:
_________________________________
Holder

*You will be taxed automatically on the Restricted Shares subject to this Agreement when the restrictions lapse.  You may elect to be taxed on the date of grant.  Please consult your tax advisor immediately to discuss this election.